CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Sappi Limited on Form S-8 of our report dated December 19, 2003, appearing in the Annual Report on Form 20-F of Sappi Limited for the year ended September 28, 2003.


Deloitte & Touche
Johannesburg

December 15, 2004